Exhibit 1.2

Air Products and Chemicals, Inc.

Underwriting Agreement

June 10, 2025

Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Crédit Agricole Corporate & Investment Bank

12 Place des États-Unis

CS 70052

92547 Montrouge Cedex

France

Deutsche Bank AG, London Branch

21 Moorfields

London EC2Y 9DB

United Kingdom

J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Standard Chartered Bank

1 Basinghall Avenue

London EC2V 5DD

United Kingdom

As Representatives of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Air Products and Chemicals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II hereto (the “Underwriters”), the principal amount of its 3.250% Senior Notes due 2032 (the “Securities”).

The Securities are to be issued pursuant to the Indenture, dated as of April 30, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (as such Indenture may be supplemented or amended from time to time, the “Indenture”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that at the date of this Agreement and at each additional time stated in this Agreement:

(a) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (the file number of which is set forth in Schedule I) in respect of the Securities has been filed with the United States Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof, which registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus, the Registration Statement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information as set forth in Section 14 hereof;

(c) For the purposes of this Agreement, the “Applicable Time” is as set forth in Schedule I; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(d) The Registration Statement, as amended, complies in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and does not contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus will comply in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that none of the representations and warranties contained in this Section 1(d) shall apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, of the Trustee or (ii) statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by or behalf of any Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment or supplement;

(e) The accountants whose reports with respect to financial statements are included in the Registration Statement, the Pricing Prospectus and the Prospectus are independent with respect to the Company and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

(f) Neither the Company nor any subsidiary of the Company that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act (each, a “Significant Subsidiary”)) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) Except as set forth in the Pricing Prospectus, neither the Company nor any of its subsidiaries has any litigation or governmental proceedings pending of a character which will result in a judgment, decree or order having a material adverse effect on the condition, financial or other, or the results of operations of the Company and its consolidated subsidiaries, taken as a whole;

(h) The Company and each Significant Subsidiary has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction in which it was incorporated, has the corporate power to own or hold under lease the property it purports to own or hold under lease and to carry on the business in which it is engaged, and is duly licensed and duly qualified and is in good standing as a foreign corporation in each jurisdiction wherein the character of the property owned or held under lease by it, or the nature of the business transacted by it, makes such licensing or qualifications necessary except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a material adverse effect and all the outstanding shares of the capital stock of the subsidiaries of the Company are owned directly, or indirectly through wholly owned subsidiaries, by the Company, free and clear of any material lien, pledge or other encumbrance, except for (i) directors’ and officers’ qualifying shares and (ii) shares of such stock representing minority interests reflected in the financial statements of the Company and its consolidated subsidiaries included in the Pricing Prospectus;

(i) (i) The issuance and delivery of the Securities by the Company pursuant to this Agreement has been duly and validly authorized by all necessary corporate action and no authorization, consent or approval of the stockholders and no further authorization or approval of the Board of Directors of the Company will be required for the issuance, sale and delivery of the Securities as contemplated herein; (ii) neither such issuance, sale or delivery of the Securities nor the consummation of any other of the transactions herein contemplated will result in a breach by the Company of any terms of, or constitute a default under, any other agreement or undertaking of the Company; and (iii) no authorization, consent or approval of, or filing or registration with, or exemption by, any government or public body or authority of the United States or of any State or any department or subdivision thereof, other than such as may be required under the securities or blue sky laws of any jurisdiction and other than registration of the Securities under the Act and qualification of the Indenture under the Trust Indenture Act, is required for the validity of the Securities or for the valid offering, issuance, sale and delivery of the Securities by the Company pursuant to this Agreement or for the execution and delivery by the Company of this Agreement and the Indenture; except, in the case of (ii), for such breach, defaults or violations that would not, singly or in the aggregate, result in a material adverse effect on the ability of the Company to perform its obligations under this Agreement;

(j) The Indenture has been duly and validly authorized, executed and delivered by the Company and the Trustee and constitutes an instrument valid and binding on the Company and enforceable in accordance with its terms (except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability);

(k) The Securities are in a form contemplated by the Indenture and have been duly authorized, and, when executed and delivered on behalf of the Company and authenticated by the Trustee, upon the delivery thereof and payment therefor as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms (except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability), and entitled to the benefits of the Indenture;

(l) This Agreement has been duly authorized, executed and delivered by the Company, and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of any of the terms or provisions of, or constitute a default under, the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company or any law, administrative regulation or court decree applicable to the Company or by which the Company or any of its properties is bound or affected any of which breaches or defaults would, in any case, have a material adverse effect upon the financial condition or operations of the Company or the legality, validity or enforceability against the Company of this Agreement, the Indenture or the Securities or would materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities (except to the extent that the enforceability of the indemnity provisions of this Agreement may be limited by securities laws or public policy);

(m) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated and have been prepared, except as stated therein, in conformity with generally accepted accounting principles in effect in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. All disclosures contained in the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable;

(n) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(o) During the twelve calendar months and any portion of a calendar month immediately preceding the date of the filing of the Registration Statement with the Commission, the Company has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act. The documents incorporated by reference into the Pricing Prospectus and the Prospectus have been prepared by the Company in conformity with the requirements of the Exchange Act and the rules and regulations thereunder and such documents have been timely filed as required thereby;

(p) (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(q) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r) Since the date of the Company’s latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(t) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder;

(u) Neither the Company nor any of its subsidiaries, nor, to the best of the Company’s knowledge, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries, is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company organized, or any of its facilities located, in a country or territory that is the subject of Sanctions in violation of applicable law; and the Company will not, knowingly, directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, to fund any activities of or business in any country or territory that is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that is the subject of Sanctions. The representations in this Section 1(u) shall not apply to, nor are they sought by or given to, any person if and to the extent that the express of, or compliance with, or receipt or acceptance of, such representations would breach any provision of (i) Council (EC) No. 2271/96, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or any similar applicable anti-boycott law or regulation; (ii) Council Regulation (EC) 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union Withdrawal Act 2018 and as amended from time to time (the “U.K. Blocking Regulation”) or any law or regulation implementing the U.K. Blocking Regulation or any similar applicable anti-boycott law or regulation or (iii) with regard to Deutsche Bank AG, London Branch, Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV));

(v) Neither the Company nor any of its subsidiaries, nor, to the best of the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the Bribery Act of 2010 of the United Kingdom, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(w) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened;

(x) Except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, (A) to the best of the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and data processed or stored by third parties on behalf of the Company), equipment or technology (“IT Systems and Data”), (B) the Company and its subsidiaries have complied, and are presently in compliance, with all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clause (A) or (B) above, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (C) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices;

(y) The Company has taken commercially reasonable efforts to cause the Securities to be listed for trading on the New York Stock Exchange (the “NYSE”) as of the date of the issuance of the Securities, or as promptly as practicable thereafter, and the Company has no reason to believe that the Securities will not be authorized for listing on the NYSE, subject to official notice of issuance and evidence of satisfactory distribution;

(z) No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth therein, is required to be filed with the Commission;

(aa) The Company has (i) timely filed all U.S. federal tax returns and state, local and foreign tax returns that are required to be filed or has requested extensions thereof, except insofar as the failure to file such returns, singly or in the aggregate, would not reasonably be expected to result in a material adverse effect, and (ii) has paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided in accordance with GAAP; and

(bb) Except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation or release of hazardous materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of hazardous materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I the respective principal amount of Securities set forth opposite the name of such Underwriter in Schedule II hereto.

3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form through a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). The Company will deliver the Securities in book-entry form to the Underwriters for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of (same day) funds to the account specified by the Company to the Underwriters at least 24 hours in advance. The Company will cause the certificates representing the global Securities to be made available for checking at least 24 hours prior to the Time of Delivery (as defined below). The time and date of such delivery and payment shall be as set forth in Schedule I or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the location designated in Schedule I or such other place as shall be agreed upon by the Underwriters and the Company (the “Closing Location”), and the Securities will be delivered, all at the Time of Delivery.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) To promptly furnish the Underwriters with written and electronic copies of the documents constituting the Pricing Disclosure Package and the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(g) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose any securities of the Company that are substantially similar to the Securities;

(h) To pay any required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To take commercially reasonable efforts to assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through Euroclear and Clearstream;

(k) To take commercially reasonable efforts to cause the Securities to be listed for trading on the NYSE as of the date of the issuance of the Securities, or as promptly as practicable thereafter; and

(l) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(C) the cancellation of the BRRD Liability;

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 5(l), “Bail-in Legislation” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time (the “EU Bail-in Legislation”)

or, (ii) in the case of the United Kingdom, U.K. Bail-in Legislation; “Bail-in Powers” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, any Write-down and Conversion Powers as defined in relation to the EU Bail-in Legislation and (ii) in the case of the United Kingdom, the powers under the U.K. Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability (“U.K. Bail-in Powers”); “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; “U.K. Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); “BRRD Liability” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, a liability in respect of which the relevant Write Down and Conversion Powers under the EU Bail-in Legislation may be exercised and (ii) in the case of the United Kingdom, a liability in respect of which the U.K. Bail-in Powers may be exercised; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise the relevant Bail-in Powers in relation to the relevant Underwriter. The Company acknowledges and accepts that this provision is exhaustive on the matters described herein to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company relating to the subject matter of this Agreement.

6. (a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except as set forth in Schedule I;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Underwriters, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Underwriters (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule I hereto;

(b) Each Underwriter represents and agrees that: (A) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(c) Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area or in the United Kingdom. As used in this Section 6(c): (a) in relation to the European Economic Area, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and (b) in relation to the United Kingdom, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the EUWA, and, in each case, and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities;

(d) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(e) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein; and

(f) The Company confirms the appointment of the Stabilization Manager as of the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilization measures, including such Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA).

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) all fees and expenses in connection with listing the Securities on any securities exchange; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) the costs of qualifying the Securities into Euroclear and Clearstream; (ix) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7 (including, without limitation, costs and expenses associated with the preparation or dissemination of any electronic roadshow). It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses on a pro rata basis (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder), including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make; provided that if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Underwriters of their obligations hereunder), the Company agrees to promptly reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Davis Polk & Wardwell LLP, counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities.

8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus and any Pricing Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Covington & Burling LLP, counsel for the Company, shall have furnished to you such written opinion (including negative assurance), dated the Time of Delivery, in form and substance satisfactory to you;

(c) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) On the date of this Agreement and at the Time of Delivery, Deloitte & Touche LLP, the independent accountants of the Company, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) On the date of this Agreement and at the Time of Delivery, the Company shall have furnished, or caused to be furnished to you, a certificate of the Chief Financial Officer of the Company, dated the respective dates of delivery thereof, in form and substance satisfactory to you with respect to certain financial information and data which is not the subject of the letters described in the foregoing Section 8(d);

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the Company’s latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(g) On or after the Applicable Time no downgrading shall have occurred in the rating accorded the Company’s debt securities, nor shall any notice be given of surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities by S&P Global Ratings, a division of S&P Global Inc., and its successors, or Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus; and

(i) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you, stating (i) the representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of the date of such certificate with the same effect as if made on such date; and (ii) each person executing such certificate has examined the Registration Statement and the Prospectus and, in such person’s opinion (A) the Registration Statement at the date thereof, or as of the most recent amendment thereto, if any, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus as supplemented at the date of such certificate does not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) since the effective date of the Registration Statement (or the most recent amendment thereto, if any) there has not occurred any event required to be set forth in an amendment to the Registration Statement which has not been set forth and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, their agents, directors, officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information as set forth in Section 14 hereof.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information as set forth in Section 14 hereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability (i) under subsection (a) or (b) unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or (ii) which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportions to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f) For purposes of this Section 9, the parties agree that any loss incurred by an Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than euros and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase euros on the business day following actual receipt by such Underwriter of any sum adjudged or ordered to be so due in the Judgment Currency with the amount of the Judgment Currency actually received by such Underwriter shall constitute indemnifiable losses pursuant to Section 8(a). The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with purchase or, or conversion into, the relevant currency.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

14. The statements set forth in the first and second sentence in the sixth paragraph relating to selling concessions and reallowances, the fifth and sixth sentence of the eighth paragraph relating to market making and the eleventh paragraph relating to short sales under the heading “Underwriting (Conflicts of Interest),” in each case, in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus, (solely to the extent such statements relate to the Underwriters) constitute the only information furnished by the Underwriters to the Company for the purposes of Sections 1(b) and 9 hereof.

All statements, requests, notices and agreements hereunder shall be in writing (including transmissions by electronic mail or facsimile) and, if to the Underwriters shall be sufficient in all respects if delivered or sent to the Underwriters at the offices, addresses or facsimile numbers thereof stated in Schedule I, as may be amended from time to time by written notice to the Company; and if to the Company, shall be sufficient in all respects if delivered or sent by mail to Company set forth in the Registration Statement, Attention: Chief Financial Officer.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

17. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed agreement by one party to the others may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Any action by the Underwriters hereunder may be taken by Barclays Bank PLC, Crédit Agricole Corporate & Investment Bank, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc and Standard Chartered Bank, on behalf of the Underwriters, and any such action taken by Barclays Bank PLC, Crédit Agricole Corporate & Investment Bank, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc and Standard Chartered Bank shall be binding upon the Underwriters. The execution of this Agreement by each Underwriter constitutes agreement to, and acceptance of, this Section 22.

23. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the International Capital Markets Association (ICMA) Agreement Among Managers New York Law Version 1 (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means, collectively, Barclays Bank PLC, Crédit Agricole Corporate & Investment Bank, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc and Standard Chartered Bank; “Settlement Lead Manager” means J.P. Morgan Securities plc; “Stabilization Manager” means J.P. Morgan Securities plc and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 9 of this Agreement. Notwithstanding anything contained in the Agreement Among Managers, each Underwriter hereby agrees that the Settlement Lead Manager may allocate such Underwriter’s pro rata share of expenses incurred by the Underwriters in connection with the offering of the Securities to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 24, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

25. U.K. MiFIR Product Governance. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “U.K. MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the U.K. MiFIR Product Governance Rules:

(a) each of Barclays Bank PLC, Crédit Agricole Corporate & Investment Bank Deutsche Bank AG, London Branch, J.P. Morgan Securities plc and Standard Chartered Bank, (each, a “U.K. Manufacturer” and together the “U.K. Manufacturers”) acknowledges to each other Underwriter that it understands the responsibilities conferred upon it under the U.K. MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Issuer Free Writing Prospectus identified in Schedule I hereto, each in connection with the Securities; and

(b) each of the Company and the other Underwriters notes the application of the U.K. MiFIR Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Securities by the U.K. Manufacturers and the related information set out in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Issuer Free Writing Prospectus identified in Schedule I hereto, each in connection with the Securities.

26. E.U. MiFID Product Governance. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “E.U. MiFID Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the E.U. MiFID Product Governance Rules:

(a) Crédit Agricole Corporate & Investment Bank (an “E.U. Manufacturer”) acknowledges to each other Underwriter that it understands the responsibilities conferred upon it under the E.U. MiFID Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Issuer Free Writing Prospectus identified in Schedule I hereto, each in connection with the Securities; and

(b) each of the Company and the other Underwriters notes the application of the E.U. MiFID Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Securities by the E.U. Manufacturer and the related information set out in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus and the Issuer Free Writing Prospectus identified in Schedule I hereto, each in connection with the Securities.

26. The Settlement Lead Manager or such other Representative as the Underwriters may agree to settle the Securities (the “Settlement Bank”) acknowledges that the Securities will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the purchase prices set forth in Schedule I hereto into the Commissionaire Account on a delivery against payment basis. The Settlement Bank acknowledges that (i) the Securities shall be held to the order of the Company as set out above and (ii) the purchase prices set forth in Schedule I hereto for the Securities received in the Commissionaire Account will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the purchase prices set forth in Schedule I hereto will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.

[Remainder of page intentionally blank; signature pages as follows]

If the foregoing is in accordance with your understanding, please sign and return to us the enclosed duplicates hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

AIR PRODUCTS AND CHEMICALS, INC.

By:	/s/ Benjamin M. Hussa
Name: Benjamin M. Hussa
Title: Vice President, Taxes and Corporate Treasurer

[Signature Page to Underwriting Agreement]

Barclays Bank PLC

By:	/s/ Janeeb Binning
Name: Janeeb Binning
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

Crédit Agricole Corporate & Investment Bank

By:	/s/ Michael Guarda
Name: Michael Guarda
Title: Managing Director

By:	/s/ Xavier Beurtheret
Name: Xavier Beurtheret
Title: Managing Director, Head of European Corporate DCM

[Signature Page to Underwriting Agreement]

Deutsche Bank AG, London Branch

By:	/s/ Ben Smilchensky
Name: Ben Smilchensky
Title: Managing Director

By:	/s/ Kevin Prior
Name: Kevin Prior
Title: Managing Director

[Signature Page to Underwriting Agreement]

J.P. Morgan Securities plc

By:	/s/ Francesca Schmidt-Fischer
Name: Francesca Schmidt-Fischer
Title: Vice President

[Signature Page to Underwriting Agreement]

Standard Chartered Bank

By:	/s/ Patrick Dupont-Liot
Name: Patrick Dupont-Liot
Title: Managing Director, Debt Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated June 10, 2025

Registration No. 333-275663

Underwriters: Barclays Bank PLC, Crédit Agricole Corporate & Investment Bank, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc and Standard Chartered Bank

Purchase Price and Description of Securities:

Title:	€500,000,000 aggregate principal amount of 3.250% Notes due 2032 (the “2032 Notes”)

Aggregate principal amount:	€500,000,000

Purchase price:	99.261% of the principal amount of the 2032 Notes plus accrued interest, if any, from June 16, 2025

Offering price:	99.661% of the principal amount of the Notes plus accrued interest from June 16, 2025

Maturity date:	June 16, 2032

Interest:	Accruing from June 16, 2025, payable on June 16 of each year, commencing on June 16, 2026.

Optional Redemption:	Redeemable by the Company at any time prior to April 16, 2032, at a make-whole redemption price described under the heading “Description of Notes—Optional Redemption” in the Prospectus, and on or after April 16, 2032, at 100% of the principal amount to be redeemed, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

Redemption of Notes for Tax Reasons:	The Company may also redeem the Notes in whole, but not in part, upon the occurrence of certain tax events described under the heading “Description of Notes—Redemption for Tax Reasons” in the Prospectus at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on such Notes to, but excluding, the date fixed for redemption.

Sinking fund provisions:	None.

Change of Control Triggering Event: If the Company experiences specific kinds of change of control accompanied by a decline in a rating by two ratings agencies, it will be required to offer to purchase the Notes from the holders at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date, as described under the heading “Description of Notes—Change of Control and Ratings Decline” in the Prospectus.

Closing Date, Time and Location: June 16, 2025, 9:00 a.m. London time, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 or at such other place, time or date as the Underwriters and the Company mutually agree.

Other Terms:

1.	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: Electronic roadshow presentation

2.	Contact Information for notices to the Underwriters:

A.	Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

Tel: +44 (0) 20 7773 9098

Attn: Debt Syndicate

Email: LeadManagedBondNotices@barclayscorp.com

B.	Crédit Agricole Corporate & Investment Bank

12 Place des États-Unis

CS 70052

92547 Montrouge Cedex

France

Email: DCM-Legal@ca-cib.com

Attention: DCM Legal Department

C.	Deutsche Bank AG, London Branch

21 Moorfields

London EC2Y 9DB

United Kingdom

Tel: +44 207 545 4361

Attention: DCM Debt Syndicate

D.	J.P. Morgan Securities plc

25 Bank Street, Canary Wharf

London E14 5JP

United Kingdom

Email: emea_syndicate@jpmorgan.com

Attention: Head of International Syndicate

E.	Standard Chartered Bank

1 Basinghall Avenue

London EC2V 5DD

United Kingdom

Attention: Capital Markets

Email: SCBCapitalMarketsNotice@sc.com

Tel: +44 207 885 8888

Facsimile: +44 207 885 8095

3.	Applicable Time: 4:45 p.m. London time on the date of this Agreement

SCHEDULE II

Underwriter	Principal Amount of 2032 Notes to be Purchased
Barclays Bank PLC	€100,000,000
Crédit Agricole Corporate & Investment Bank	100,000,000
Deutsche Bank AG, London Branch	100,000,000
J.P. Morgan Securities plc	100,000,000
Standard Chartered Bank	100,000,000

Total:	€500,000,000